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                                                                    EXHIBIT 99.2


FOR IMMEDIATE RELEASE



                               Contact: George Sard/Anna Cordasco/Paul Caminiti Sard Verbinnen & Co
                                         212/687-8080

           LIGGETT TO REDEEM SENIOR SECURED NOTES ON DECEMBER 28, 1998
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      MIAMI, FL, NOVEMBER 25, 1998 -- Brooke Group Ltd. (NYSE: BGL) today announced that its wholly owned subsidiary, Liggett Group Inc., will call for redemption on December 28, 1998 all of its outstanding 11.50% Series B and 19.75% Series C Senior Secured Notes due 1999. On the redemption date, the $144.9 million principal amount of the Senior Secured Notes will be redeemed for 100% of the principal amount plus accrued interest.

      The redemption will be funded with the initial cash payment of $150 million to be paid by Philip Morris Inc. in connection with the previously announced agreement for the purchase by Philip Morris of options to buy three of Liggett's cigarette brands for $300 million in cash.

      Brooke Group is a holding company which owns Liggett Group Inc. and controlling interests in Liggett-Ducat Ltd. and New Valley Corporation.




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